                                                                     Exhibit 4.2

THIS CONVERTIBLE PROMISSORY NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED.

                           CONVERTIBLE PROMISSORY NOTE

$250,000.00                                               September 25, 2000
                                                          Hightstown, New Jersey

         For value received, NAI Direct, Inc., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of Worldwide Web NetworX Corporation, a Delaware corporation, 521 Fellowship Road, Suite 130, Mt. Laurel, New Jersey 08054 (the "Lender"), subject to the provisions set forth in Sections 6 and 7, in lawful money of the United States of America and in immediately available funds, the principal sum of $250,000.00 (the "Loan") payable on the date and in the manner set forth below.

                  1. PRINCIPAL REPAYMENT. The outstanding principal amount of the Loan shall be payable in full on or before September 25, 2004 (the "Maturity Date"), subject to the conversion of this Note into certain shares of the common capital stock of New America Network, Inc., a Delaware corporation ("NAI"), as described in Sections 6 and 7 below.

                  2. INTEREST RATE. The Borrower further promises to pay interest on the sum of the unpaid principal balance of the Loan outstanding on each day, from the date of this Note until all of the principal shall have been repaid in full or, at the option of the Lender, converted into capital stock of NAI. Subject to the provisions hereof, the unpaid principal balance of this Note shall bear interest from the date hereof at the Applicable Federal Rate, as defined by
         Section 1274(d)(1) of the Internal Revenue Code, as amended (the "INTEREST RATE"); PROVIDED, HOWEVER, that in addition to all other rights contained in this Note, if a default in the payment of any of the obligations evidenced by this Note (the "Obligations") occurs, all outstanding Obligations shall bear interest at the amount of the Interest Rate plus 4% (the "DEFAULT RATE"). The Default Rate shall also apply from the Maturity Date until the Obligations or any judgment thereon is paid in full. Interest shall be payable on the Maturity Date and shall be calculated on the basis of a 365-day year for the actual number of days elapsed.

                  3. PLACE OF PAYMENT. All amounts payable hereunder shall be payable to the Lender in the manner specified by the Lender to the Borrower in writing. In the event that payment is to be made by wire transfer, such payment shall be made on a day that banks are open for business in New York, New York (each, a "Business Day"). If any payment shall be made on the next succeeding Business Day, and such extension shall be included in computing interest in connection with such payment.

                  4. PREPAYMENT. The Loan may be prepaid by the Borrower, in whole or in part, without premium or penalty, at any time prior to the Borrower's receipt of written notice of the Lender's election to exercise its conversion rights under the following Section 6. Notwithstanding anything contained herein to the contrary, the Borrower's failure to pay this Note in full within 10 days after the Lender's receipt of written notice of the Borrower's election to exercise its prepayment right pursuant to this Section 4 hereof shall not constitute an Event of Default hereunder and, in such event, this Note and all of its provisions shall remain in full force and effect as if such notice had not been given by the Borrower.

                  5. APPLICATION OF PAYMENT. All payments received by the Lender shall be applied as follows: (First) to the payment of accrued and unpaid interest, and (Second) to the payment of principal. If any payment received by the Lender under this Note is rescinded, avoided or for any reason returned by the Lender because of any adverse claim or threatened action, the returned payment shall remain payable as an obligation under this Note as though such payment had not been made.

                  6. CONVERSION RIGHTS. At any time prior to the Lender's receipt of written notice of the Borrower's election to exercise its prepayment right pursuant to Section 4 hereof, provided that full prepayment is received by the Lender within 10 days after its receipt of such notice, and from time to time prior to the Maturity Date (the "Conversion Period"), the Lender shall have the right to convert all or any part of the outstanding principal balance and accrued interest under this Note into shares of the common stock of NAI ("Shares"), which shall be valued, for that purpose, at the lesser of Current Market Value of the Shares or $5.00 per Share (the "Exercise Price"), subject to adjustment in accordance with the provisions set forth in Exhibit "A" attached hereto. In the event the Lender elects to exercise its rights under this Section 6, the Lender shall deliver to the Borrower written notice of its decision and NAI shall promptly deliver to the Lender the certificate(s) representing the Shares to the address specified by the Lender to the Borrower in writing. The Lender shall have registration rights with respect to the Shares as set forth in Exhibit "B" attached hereto.

                  7. MECHANICS OF CONVERSION. Upon conversion of the entire principal balance of and all accrued interest under this Note, this Note shall become fully paid and satisfied, and the Lender shall surrender this Note, duly endorsed, to the Borrower's office or such other address which the Borrower shall designate against delivery of the certificates representing the capital stock of NAI.

                  8. ISSUE TAXES. The Borrower shall pay any and all issue and other taxes that may be payable with respect to any issue or delivery of shares of capital stock on conversion of this Note pursuant hereto; provided, however, that the Borrower shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

                  9. FRACTIONAL SHARES. No fractional shares shall be issued upon the conversion of this Note. All shares of capital stock (including fractions thereof) issuable upon conversion of this Note, along with any other Notes held by the Lender shall be aggregated for purposes of determining the number of whole shares issuable upon conversion. In lieu of issuing any fractional shares, the Borrower shall pay to the Lender in cash any remainder resulting after the number of whole shares is determined as a result of the conversion.

                  10. DEFAULT. It shall be an event of default hereunder (an "Event of Default") if:

                  a) The Borrower shall fail to make any payment due under this Note, promptly when due; or

                  b) The Borrower shall commit, or suffer, any other default under this Note or the agreement, dated of even date herewith, by and among the Borrower, the Lender, Real Quest, Inc., New America Network, Inc., Gerald C. Finn and Jeffrey Finn, and the Borrower shall fail to cure such default within 10 days following the Borrower's receipt of written notice from the Lender.

         If an Event of Default should occur, the Lender may, at its option, without demand upon or notice to the Borrower, declare the full amount of the principal sum remaining unpaid to be due and payable immediately, with interest as aforesaid, anything to the contrary herein notwithstanding; and payment of the same may be enforced and recovered in whole or in part at any time, at the option of the Lender, by the entry of judgment on this Note and/or the issuance of execution thereon upon any real of personal property of the Borrower and/or by exercising any other rights or remedies available to the Lender by law.

         11. WAIVER. The Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorney's feed, costs and other expenses.

         12. ATTORNEY'S FEES. In the event of default by the Borrower (or its assignee) in the payment of principal due on this Note, the Lender shall be entitled to receive and the Borrower (or its assignee) agrees to pay all reasonable costs of collection incurred by the Lender, including, without limitation, reasonable attorney's fees for consultation and suit, whether incurred without the commencement of a suit, in any trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

         13. GOVERNING LAW. This Note shall be governed by, and construed enforced in accordance with, the laws of the State of Delaware, excluding conflict of law principles that would cause the application of laws of any other jurisdiction.

         14. SUCCESSORS AND ASSIGNS. The provisions of this Note shall inure to the benefit of and be binding on any successor to the Borrower and shall extend to any permitted holder hereof.

         15. NOTICES. Any notices required to be delivered under this Note shall be in writing and either shall be delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback addressed as follows:

                  (a)      If to the Lender, at:

                           WorldWide Web NetworX Corporation
                           521 Fellowship Road - Suite 130
                           Mt. Laurel, NJ 08054
                           Attention:  President
                           Telecopy Number:  856-914-0745

                  (b)      If to the Borrower, at:

                           NAI Direct, Inc.
                           P.O. Box 950
                           572 US Route 130
                           Hightstown, NJ 08520
                           Attention:  President
                           Telecopy Number:  609-448-8126

         16. WAIVERS BY THE BORROWER. The Borrower hereby waives and releases all errors, defects and imperfections in any proceedings instituted by the Lender under the terms of this Note, as well as all benefits that might accrue to the Borrower by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process or extension of time for payment.

         17. PAST DEFAULTS. Failure on the part of the Lender to exercise any right or remedy hereunder, whether before or after the happening of default, shall not constitute a waiver thereof and no waiver of any past default shall constitute a waiver in a future default, or of any other default. No failure to accelerate the debt evidenced hereby by reason of default hereunder, or acceptance of a past due installment or indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment thereafter or to impose late charges retroactively or prospectively or shall be deemed a novation of this Note or as a reinstatement of the debt evidenced hereby or the waiver of such right of acceleration or any other right; and the Borrower hereby expressly waives the benefit of any statute or rule or law or equity which would produce a result contrary or in conflict with the foregoing.

         18. MODIFICATION. This Note may not be changed orally, but only by an agreement in writing signed by the party or parties against whom the Agreement is sought to be enforced.

         19. SEVERABILITY OF PROVISIONS. If any clause or provision of this Note is or becomes un-constitutional, illegal, invalid, or unenforceable because of present or future laws, the remaining clauses and provision of this Note shall not be affected thereby and shall remain fully enforceable.

         20. CURRENCY. All amounts payable under this Note are payable in lawful money of the United States. Checks will constitute payment only when collected.

         21. FINANCIAL AND OTHER INFORMATION. The Borrower shall deliver to the Lender, from time to time, at the Lender's request from time to time, copies of the Borrower's annual financial statements and such other information pertaining to the Borrower's financial condition as is prepared by the Borrower in the ordinary course of business. Such information shall be true, complete and accurate in all respects.

         22. REPRESENTATION BY COUNSEL. THE BORROWER ACKNOWLEDGES THAT THE BORROWER HAS BEEN REPRESENTED BY COUNSEL OF ITS CHOICE IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS NOTE; THAT THE BORROWER HAS CONSULTED WITH SUCH COUNSEL AS TO THE MEANING AND EFFECT OF THE TERMS OF THIS NOTE, AND THAT THE BORROWER UNDERSTANDS THE TERMS OF THIS NOTE.

         23. GOVERNING LAW. This Note shall be governed by, and construed enforced in accordance with, the laws of the State of Delaware, excluding conflict of law principles that would cause the application of laws of any other jurisdiction.

         IN WITNESS WHEREOF, the undersigned has executed this Note as of date first written above.


                                            NAI DIRECT, INC.


                                            By: /s/ JEFFREY FINN
                                                --------------------------------
                                                Name:  Jeffrey Finn
                                                Title: President

                                    EXHIBIT A

This is Exhibit A to the Convertible Promissory Note, dated September 25, 2000, in the original principal amount of $250,000, executed and delivered by NAI Direct, Inc. to WorldWide Web NetworX Corporation (the "Note").

                            ANTI-DILUTION PROVISIONS

         1. The Exercise Price and the number of Shares issuable to the Lender upon the exercise of the Lender's conversion rights, as set forth in Section 6 of the Note, shall be subject to adjustment from time to time upon the happening of certain events as follows:

           (a) In case New America Network, Inc. (the "Company") shall hereafter
(i) declare a dividend or make a distribution on its outstanding shares of common stock ("Common Stock") in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

           (b) In case the Company shall fix a record date for the issuance of rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (the "Subscription Price") (or having a conversion price per share) less than the Current Market Value (as defined hereafter) or less than the Exercise Price on such record date, the Exercise Price shall be adjusted so that the same shall equal the lower of (i) the price determined by multiplying the Exercise Price in effect immediately prior to the date of such issuance by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the record date mentioned below and the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such Current Market Value per share of the Common Stock (as defined hereafter), and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such record date and the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible) or (ii) in the event the Subscription Price is equal to or higher than the Current Market Value but is less than the Exercise Price, the price determined by multiplying the Exercise Price in effect immediately prior to the date of issuance by a fraction, the numerator of which shall be the sum of the number of shares outstanding on the record date mentioned below and the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of common stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at the Exercise Price in effect immediately prior to the date of such issuance, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on the record date mentioned below and the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock are not delivered (or securities convertible into Common Stock are not delivered) after the expiration of such rights or warrants the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.

           (c) In case the Company shall hereafter distribute to the holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions and dividends or distributions referred to in Subsection (a) above) or subscription rights or warrants (excluding those referred to in Subsection (b) above), then in each such case the Exercise Price in effect thereafter shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Current Market Value per share of Common Stock (as defined hereafter), less the fair market value (as reasonably determined by the Company's Board of Directors) of said assets or evidences of indebtedness so distributed or of such rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Current Market Value per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

           (d) In case the Company shall hereafter issue shares of its Common Stock (excluding shares issued (i) in any of the transactions described in Subsection (a) above, (ii) upon exercise of options granted to the Company's officers, directors, employees and consultants (other than Gerald Finn or Jeffrey Finn) under a plan or plans adopted by the Company's Board of Directors and approved by its shareholders, if such shares would otherwise be included in this Subsection (d), (but only to the extent that the aggregate number of shares excluded hereby and issued after the date hereof shall not exceed 10% of the Company's Common Stock outstanding at the time of any issuance), (iii) upon exercise of options, warrants, convertible securities and convertible debentures outstanding as of September 14, 2000, (iv) to shareholders of any corporation which merges into the Company in proportion to their stock holdings of such corporation immediately prior to such merger, upon such merger, (v) issued in a private placement, or upon exercise or conversion of any securities issued in or in connection with such a private placement (including agent, consulting or advisory), where the Offering Price (as defined below) is at least 90% of the Current Market Value,
(vi) issued in a bona fide public offering pursuant to a firm commitment underwriting, but only if no adjustment is required pursuant to any other specific subsection of this Section 1 (without regard to Subsection (i) below) with respect to the transaction giving rise to such rights) for a consideration per share (the "Offering Price") less than the Current Market Value, the Exercise Price shall be adjusted immediately thereafter so that it shall equal the lower of (i) the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the number of shares of Common Stock which the aggregate consideration received (determined as provided in subsection
(i) below) for the issuance of such additional shares would purchase at such Current Market Value per share of Common Stock (as defined in subsection (h) below), and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares or
(ii) in the event the Offering Price is equal to or higher than the Current Market Value per share but less than the Exercise Price, the price determined by multiplying the Exercise Price in effect immediately prior to the date of issuance by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the number of shares of Common Stock which the aggregate consideration received (determined as provided in subsection (g) below) for the issuance of such additional shares would purchase at the Exercise Price in effect immediately prior to the date of such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made.

           (e) In case the Company shall hereafter issue any securities convertible into or exchangeable for its Common Stock (excluding securities issued in transactions described in Subsections (b) and (c) above for a consideration per share of Common Stock (the "Exchange Price") initially deliverable upon conversion or exchange of such securities (determined as provided in Subsection (g) below) less than the Current Market Value, the Exercise Price shall be adjusted immediately thereafter so that it shall equal the lower of (i) the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such securities and the number of shares of Common Stock which the aggregate consideration received for such securities would purchase at such Current Market Value per share of Common Stock, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance and the maximum number of shares of Common Stock of the Company deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange price or rate, or (ii) in the event the Conversion Price is equal to or higher than the Current Market Value per share but less than the Exercise Price, the price determined by multiplying the Exercise Price in effect immediately prior to the date of issuance by a fraction, the numerator of which shall be the sum of the number of shares outstanding immediately prior to the issuance of such securities and the number of shares of Common Stock which the aggregate consideration received (determined as provided in subsection (g) below) for such securities would purchase at the Exercise Price in effect immediately prior to the date of such issuance, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such securities and the maximum number of shares of Common Stock of the Company deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange price or rate. Such adjustment shall be made successively whenever such an issuance is made.

           (f) Whenever the Exercise Price is adjusted pursuant to Subsections
(a), (b), (c), (d) and (e) above, the number of Shares acquired by the exercise of the Lender's conversion rights shall simultaneously be adjusted by multiplying the number of Shares initially issuable upon exercise of the conversion rights by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

           (g) For purposes of any computation respecting consideration received pursuant to Subsections (d) and (e) above, the following shall apply:

                  (A) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

                  (B) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company (irrespective of the accounting treatment thereof), whose determination shall be conclusive; and

                  (C) in the case of the issuance of securities convertible into or exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (A) and (B) of this Subsection (g)).

           (h) For the purpose of any computation under Subsections (b), (c),
(d) and (e) above and (j) below, the Current Market Value per share of Common Stock at any date shall be determined in the manner set forth in Section 2 hereof except that the Current Market Value per share shall be deemed to be the higher of (i) the average of the prices for 30 consecutive business days before such date or (ii) the price on the business day immediately preceding such date.

           (i) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; provided, however, that any adjustments which by reason of this Subsection (i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

           (j) Notwithstanding the provisions contained herein, in the event that the Company shall at any time issue securities that would result in an adjustment under Subsections (b), (d) or (e) having an Offering Price, Subscription Price or Conversion Price less than the Exercise Price (whether initially or due to provisions in such securities requiring price reductions as a result of anti-dilution adjustments, the passage of time, "discount to market" or similar provisions), then the Exercise Price shall be immediately reset to equal such lower Offering Price, Subscription Price or Conversion Price, as applicable, and the number of shares issuable upon exercise of the Lender's conversion rights shall be adjusted accordingly.

           (k) No adjustment under Subsections (b), (c), (d) and (e) shall be required for issuances below the Current Market Value if (A) the Current Market Value is at least 300% of the Exercise Price then in effect and (B) a registration statement covering the Shares is in effect and remains in effect for the 90 days after such issuance or Rule 144(k) under the Securities Act of 1933, as amended (the "Act") is available for resale of all of the Shares.

           (l) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly, but in no event later than 10 days after any request for such an adjustment by the Lender, cause a notice setting forth the adjusted Exercise Price and adjusted number of Shares issuable upon exercise of the Lender's conversion rights and, if requested, information describing the transactions giving rise to such adjustments, and shall cause a certified copy thereof to be mailed to the Lender. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required herein, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

           2. For purposes hereof, the Current Market Value of a share of Common Stock shall be determined as follows:

If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market

System ("NMS"), the Current Market Value shall be the average of the last reported sale prices of the Common Stock on such exchange for the 10 trading days prior to the date of exercise of the Lender's conversion rights; provided that if no such sale is made on a day within such period or no closing sale price is quoted, that day's market value shall be the average of the closing bid and asked prices for such day on such exchange or system; or

If the Common Stock is listed in the over-the-counter market (other than on NMS) or admitted to unlisted trading privileges, the Current Market Value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. for the 10 trading days prior to the date of the exercise of this Warrant; or

If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the Current Market Value shall be an amount determined in a reasonable manner by the Board of Directors of the Company.

                                    EXHIBIT B

This is Exhibit B to that certain Convertible Promissory Note in the principal amount of $250,000, dated September 15, 2000, executed and delivered by New America Network, Inc. and NAI Direct, Inc., as the Borrower, to WorldWide Web NetworX Corporation, as the lender (the "Note")

                               REGISTRATION RIGHTS

     1. CERTAIN DEFINITIONS.

       As used herein, the following terms shall have the following respective meanings (and other capitalized terms shall have the meanings ascribed to such terms elsewhere in this Exhibit):

       (a) "COMMISSION" means the Securities and Exchange Commission.

       (b) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute thereto, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

       (c) "HOLDER" means WorldWide Web NetworX Corporation (the "Lender") and any other person holding Registrable Securities to whom these registration rights have been assigned.

       (d) "REGISTRABLE SECURITIES" means (i) the Common Stock held by any Holder issued or issuable pursuant to the exercise of the Lender's conversion rights under the Note; (ii) any Common Stock or other securities issued or issuable pursuant to the exercise of, or with respect to, the Lender's conversion rights under the Note held by any Holder upon any stock split, stock dividend, recapitalization, or similar event; and (iii) securities issued in replacement or exchange of any of the securities issued in clauses (i) or (ii) above.

       (e) "REGISTRATION EXPENSES" means all expenses incident to the Company's performance of or compliance with its registration obligations under this Agreement, including, without limitation, all registration, filing, listing and National Association of Securities Dealers, Inc. ("NASD") fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, all messenger and delivery expenses, any transfer taxes, the fees and expenses of the Company's legal counsel and independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, reasonable fees and disbursements of one counsel for all of the Holders acceptable to the Company in its reasonable discretion, and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities; PROVIDED, HOWEVER, that Registration Expenses shall not include underwriting discounts and commissions.

       (f) "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor statute thereto, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

       2. REGISTRATION.

       (a) REGISTRATION. If the Company for itself or any of its security holders shall at any time or times after the date hereof determine to register under the Securities Act any shares of its capital stock or other securities, other than S-4 and S-8 filings, on each such occasion the Company will notify each Holder of such determination at least thirty (30) days prior to the filing of such registration statement, and upon the request of any Holder given in writing within ten (10) days after the receipt of such notice, the Company will cause any of the Registrable Securities specified by any such Holder to be included in such registration statement to the extent such registration is permissible under the Securities Act and subject to the conditions of the Securities Act (a "Registration"). The Company shall not be obligated to effect more than one Registration of Registrable Securities hereunder. If a Registration is an underwritten registration initiated by the Company, and the managing underwriters shall give written advice to the Company that, in their opinion, market conditions dictate that no more than a specified maximum number of securities (the "Underwriter's Maximum Number") could successfully be included in such Registration and the number of securities which the Company proposes to offer and sell for its own account in such registration and the number of Registrable Securities requested to be included in any such registration by all Holders exceeds the Underwriter's Maximum Number, then the Company will include in such registration that number of shares of Registrable Securities which the Holders have requested to be registered and the securities which the Company proposes to offer and sell on a pro rata basis. Any over-allotment shall also be allocated between the Company and the Holders on a pro rata basis.

       (b) REGISTRATION STATEMENT FORM. The Company shall, if permitted by law, effect any Registration requested under Section 2 by the filing of a registration statement on Commission Form S-3 and shall use its best efforts to become eligible for, and thereafter to maintain its eligibility to utilize, Commission Form S-3 to permit resales as requested by the Holders with respect to Transactions Involving Secondary Offerings as described in General Instruction I.B.3 of Commission Form S-3.

       (c) EXPENSES. Except as otherwise provided herein, the Company shall pay all Registration Expenses incurred in connection with any Registration.

       (d) EFFECTIVE REGISTRATION STATEMENT. A Registration requested pursuant to Section 2(a) shall not be deemed to have been effected unless it has become effective with the Commission. Notwithstanding the foregoing, a registration statement will not be deemed to have been effected if: (i) after it has become effective with the Commission, such registration is interfered with by any stop order, injunction, or other order or requirement of the Commission or other governmental agency or any court proceeding for any reason other than a misrepresentation or omission by any Holder; or (ii) the


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

conditions to closing specified in the underwriting agreement entered into in connection with such registration are not satisfied in any material respect, other than solely by reason of some act or omission by any Holder. Notwithstanding anything contained herein to the contrary, the Company shall have the right to withdraw any registration before it becomes effective, for any reason.

       3. REGISTRATION PROCEDURES.

       (a) If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2, the Company will, subject to the terms and conditions of Section 2:

                (i) prepare and file with the Commission the requisite registration statement to effect such registration and use its best efforts to cause such registration to become and remain effective;

                (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or the expiration of 90 days after such registration statement becomes effective;

                (iii) furnish to the Holders such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as the purchaser or any Holder of Registrable Securities to be sold under such registration statement may reasonably request;

                (iv) register or qualify all Registrable Securities covered by such registration statement under such other United States state securities or blue sky laws of such jurisdictions as any Holder of Registrable Securities to be sold under registration statement shall reasonably request, to keep such registration or qualification in effect for so long as such registration remains in effect, and take any other action which may be reasonably necessary or advisable to enable the Holder of Registrable Securities to be sold under such registration statement to consummate the disposition in such jurisdictions of the securities owned by such Holder, except that the Company shall not for any such purpose be required to (a) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (v) be obligated to be so qualified, or (b) subject itself to taxation in any such jurisdiction.

                (v) cause all Registrable Securities covered by such registration statement to be registered with or approved by such other United States state governmental agencies or authorities as may be necessary to enable the Holder of Registrable Securities to be sold under such registration statement to consummate the intended disposition of such Registrable Securities;

                (vi) in the event of the issuance of any stop order suspending the effectiveness of the registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order;

                (vii) furnish to the Holders of Registrable Securities to be sold under such registration statement copies of any opinion(s) addressed to the underwriters obtained by the Company from the independent counsel representing the Company for the purposes of such registration and/or letter(s) obtained from the independent certified public accountants of the Company, addressed to the underwriters, stating that they are independent certified public accountants within the meaning of the Securities Act and that in the opinion of such accountants, the financial statements and other financial data of the Company included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act.

                (viii) to the extent required by law, promptly notify the Holders of Registrable Securities included in such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of the Holders promptly prepare and furnish to the Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                (ix) otherwise comply with all applicable rules and regulations of the Commission, and make available to the Holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, and not file any amendment or supplement to such registration statement or prospectus to which any Holder shall have reasonably objected in writing on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder, having been furnished with a copy thereof at least two business days prior to the filing thereof;

                (x) provide a transfer agent for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

                (xi) list all Registrable Securities covered by such registration statement on any securities exchange on which any of the Registrable Securities are then listed; and

                (xii) keep the registration of the Registrable Securities effective under the Securities Act as provided in Section 2 and the states until the Registrable Shares can be sold under Rule 144 without volume limitations.

       (b) The Company may require each Holder of Registrable Securities to be sold under such registration statement, at the Company's expense, to furnish the Company with such information and undertakings as it may reasonably request regarding such Holder and the distribution of such securities as the Company may from time to time reasonably request in writing.

       4. COVENANTS RELATING TO RULE 144.

       With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of securities of the Company to the public without registration after such time as a public market exists for the Common Stock of the Company, the Company agrees:

       (a) to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

       (b) to use its best efforts to then file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, as amended (at any time after it has become subject to such reporting requirements); and

       (c) so long as a Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements) a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

       5. OTHER REGISTRATION RIGHTS.

           The Company represents and warrants that it has not granted any registration rights to any Person which are more favorable than or inconsistent with any of those contained herein. The Company shall not grant to any Person any registration rights more favorable than or inconsistent with any of those contained herein, so long as any of the registration rights under this Agreement remain in effect.


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